Exhibit (c)(27)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose August 3rd, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Impact of Cash Pool Consideration on Illustrative Impact of Cash Pool ($400mm) and Upstream and Midstream Elections 1.65 x All In Exchange Ratio $1.60 $2.13 $2.66 $4.05 $3.30 $2.79 $2.41 $2.13 1.65 x 1.65 x 1.65 x 1.65 x $ 400 $ 400 $ 400 $ 400 $ 400 All Equity $300mm Pool $400mm Pool $500mm Pool 0.0% 25.0% 50.0% 75.0% 100.0 % Equity Component Cash Component Cash to Upstream Cash to Midstream Source: Bloomberg market data as of 2-Aug-2018 3 $ 400 $ 74 $ 124 $ 161 $ 190 $ 326 $ 276 $ 239 $ 210 1.65 x 0.08 x 0.11 x 0.14 x 1.57 x 1.54 x 1.51 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary Impact of Cash Pool on Key Financial Metrics at New GP

INVESTMENT BANKING DIVISION

Guidance: 2.0 – 2.5x

Net Leverage


2.3 x
2.2 x
2.2 x
2.1 x
2.0 x
2.7 x
2.5 x
2.5 x
2.3 x
2.1 x
2.8 x
2.6 x
2.6 x
2.4 x
2.2 x
2.9 x
2.8 x
2.6 x
2.5 x
2.3 x
2018E
2019E
2020E
2021E
2022E

Breakeven Coverage[1]


1.24 x
1.16 x
1.15 x
1.10 x
1.25 x
1.18 x
1.17 x
1.13 x
1.26 x
1.19 x
1.18 x
1.13 x
1.27 x
1.20 x
1.18 x
1.14 x
2019E
2020E
2021E
2022E

Free Cash Flow[2]


$ 78
$ 380
$ 838
$ 1,118
$ 63
$ 365
$ 823
$ 1,103
$ 58
$ 360
$ 818
$ 1,098
$ 53
$ 355
$ 813
$ 1,093
2019E
2020E
2021E
2022E

Financing Surplus / (Need)[2]


$(612)
$(509)
$(230)
$(161)
$(606)
$(497)
$(212)
$(137)
$(604)
$(493)
$(206)
$(129)
$(602)
$(489)
$(200)
$(121)
2019E
2020E
2021E
2022E

■ 1.65x All Equity ■ 1.65x w/ $300 Pool ■ 1.65x w/ $400 Pool ■ 1.65x w/ $500 Pool

Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 2-Aug-2018.
[1] Based on total distributions assuming DPS set based off of Midstream S.Q. base case DPU divided by the all-in exchange ratio of 1.65x. [2] Assumes breakeven distributions paid.

Additional Materials

4

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary Impact of Cash Pool on Key Financial Metrics at New GP – Downside Case

INVESTMENT BANKING DIVISION

Assumes No Change in Cash Tax Profile in Downside Case

Guidance: 2.0 – 2.5x

Net Leverage


2.3 x
2.4 x
2.1 x
2.0 x
1.9 x
2.7 x
2.7 x
2.4 x
2.2 x
2.1 x
2.8 x
2.8 x
2.4 x
2.3 x
2.2 x
2.9 x
2.9 x
2.5 x
2.4 x
2.2 x
2018E
2019E
2020E
2021E
2022E

Breakeven Coverage[1]


1.09 x
1.19 x
1.16 x
1.14 x
1.10 x
1.21 x
1.18 x
1.17 x
1.10 x
1.22 x
1.18 x
1.17 x
1.10 x
1.22 x
1.19 x
1.18 x
2019E
2020E
2021E
2022E

Free Cash Flow


$ 270
$ 488
$ 829
$ 1,069
$ 255
$ 473
$ 814
$ 1,054
$ 250
$ 468
$ 809
$ 1,049
$ 245
$ 463
$ 804
$ 1,044
2019E
2020E
2021E
2022E

Financing Surplus / (Need)


$(400)
$(317)
$(98)
$ 1
$(394)
$(307)
$(84)
$ 19
$(392)
$(304)
$(80)
$ 25
$(391)
$(301)
$(75)
$ 31
2019E
2020E
2021E
2022E

■ 1.65x All Equity ■ 1.65x w/ $300 Pool ■ 1.65x w/ $400 Pool ■ 1.65x w/ $500 Pool

Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 2-Aug-2018.

[1] Based on total distributions assuming DPS set based off of Midstream S.Q. downside case DPU divided by the all-in exchange ratio of 1.65x.

Additional Materials

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Impact of Cash Pool on Cash Available for Return of Capital at Upstream Illustrative Cash Flow to Upstream | $400 mm Cash Pool, 50% Election Immediate Cash Proceeds $2,002 $ 300 $ 400 $ 500 25% 50% 75% (+) 2019E& 2020E Total Water Earn-out Payment ($250mm) Cash Proceeds + Water Payment $ 300 $ 400 $ 500 25% 50 % At Close 2019 2020 2021 2022 Cumulative Immediate Cash Proceeds FCF Excl. Water Earn-Out & Midstream Distributions Water Earn-Out Distributions from Midstream 75 % Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 2-Aug-2018 Discussion Materials 6 $ 495 $ 576 $ 658 $ 457 $ 526 $ 595 $ 429 $ 489 $ 548 % of Midstream Electing Mixed Consideration Total Cash Pool $ 245 $ 326 $ 408 $ 207 $ 276 $ 345 $ 179 $ 239 $ 298 $(13) $(78) $276 $1,186 $250 $290 $276 $199 $125 $216 $262 $125 $326 $398 $165 % of Midstream Electing Mixed Consideration Total Cash Pool

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Upstream Total Cash Available for Repurchase Management Base Case | 1.65x All-in Exchange Ratio and Midstream Election Scenarios of 25%, 50%, & 75% $ 2,048 $ 2,031 $ 2,021 $ 2,002 $ 1,980 $ 1,955 $ 1,939 300mm Pool 400mm Pool 500mm Pool 300mm Pool 400mm Pool 500mm Pool 300mm Pool 400mm Pool 500mm Pool Immediate Cash Proceeds Water Earn-Out FCF Excluding Water Earn-Out & Midstream Distributions Distributions from Midstream Source: Arkose projections , Arkose Merger Model, and Bloomberg market data as of 2-Aug-2018. Note: Water earn-out payments assumes that midstream volumes are greater than threshold in 2019 and 2020 to trigger both $125mm payments, consistent with management’s forecast. 7 $ 1,784 $ 2,085 $ 1,977 $ 1,136 $ 1,164 $ 1,163 $ 1,183 $ 1,186 $ 1,192 $ 1,201 $ 1,208 $ 1,220 1,244 $ 290 $ 290 $ 290 $ 290 $ 290 $ 290 $ 290 $ 290 $ 290 $ 250 $ 250 $ 250 290 $ 250 $ 250 $ 250 $ 250 $ 250 $ 250 $ 408 $ 326 $ 345 $ 298 $ 276 250 $ 245 $ 239 $ 207 $ 179 Status Quo 25% +25% +25% +50% +50% +50% +75% +75% +75% + 50% Midstream Election 75% Midstream Election 25% Midstream Election

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Ownership Impact and “Alignment” Midstream GP 1.65x Exchange Ratio Management & Board 1% Management & Board 12% Legacy GP Public 15% Management & Board 22% Sponsors 14% Public 41% Public 46% Upstream 53% Midstream Public 28% Sponsors 37% Upstream 32% Mana ement Independent 29% Management 29% Independent 56% onsors 22% Sponsors 43% Source: Arkose Midstream and Arkose GP 2017 10-K, 1Q2018 10-Q, Form 4 & 5 filings, and Thomson Discussion Materials 8 9 Directors 7 Directors Governance Economic Pro Forma Status Quo Draft – To Discuss

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 34.00 $ 24.00 $ 33.89 $ 32.00 $ 22.00 $ 31.35 $ 30.00 $ 20.84 $ 20.71 $ 20.00 $ 28.59 $ 28.00 $ 19.04 $ 26.00 $ 18.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Mar-2018 May-2018 Jul-2018 Jan-2018 Mar-2018 May-2018 Jul-2018 Absolute Price AMZ Indexed (26-Jan) AMZ Indexed (23-Feb) Source: Bloomberg market data as of 02-Aug-2018 9